Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 4, 2026, between Gold.com, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

Article I

DEFINITIONS
Section 1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(ff).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means each of the Initial Closing and the Second Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.01 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the second (2nd) Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the next following Trading Day.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(jj).

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(b).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(k).

“ERISA” shall have the meaning ascribed to such term in Section 3.1(oo).

“ERISA Affiliate” shall have the meaning ascribed to such term in Section 3.1(oo).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(ff).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“GDPR” shall have the meaning ascribed to such term in Section 3.1(oo).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(k).

“Initial Closing” has the meaning given under Section 2.1(b).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Investor Rights Agreement” means that certain Investor Rights Agreement entered into on the date hereof by the Company and the Purchaser.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(jj).

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(mm).

“Knowledge” or similar terms, when used with respect to the Company, means the actual knowledge, after reasonable inquiry, of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or Executive Vice President and General Counsel of the Company.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the written agreement, in the form of Exhibit C attached hereto, between the Company and the Purchaser.

“Material Adverse Effect” means (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided that for purposes of Section 2.3(b)(ii) and Section 3.1(i)(i), Material Adverse Effect shall not include any event, change, development, effect or circumstance resulting from or relating to: (II) (i) general business or economic conditions, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking, securities or commodities markets (including any disruption thereof and any decline in the price of any security or commodity or any market index), (iv) changes in GAAP, or (v) changes in any law or judicial interpretation thereof (except in the case of (i)-(v) to the extent that the same has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies in the same industry), or (II) the public announcement of this Agreement and the transactions contemplated hereby shall not be taken into account in determining if a Material Adverse Effect exists or has occurred.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“NYSE” means the New York Stock Exchange.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(dd).

“Per Share Purchase Price” means $44.50.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(oo).

“Policies” shall have the meaning ascribed to such term in Section 3.1(oo).

“Privacy Laws” shall have the meaning ascribed to such term in Section 3.1(oo).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Second Closing” has the meaning given under Section 2.1(c).

“Second Closing Deadline” has the meaning given under Section 2.1(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Breach” means any unauthorized access, acquisition, disclosure or loss of Personal Data in a manner that compromises the security, integrity, or confidentiality of Personal Data.

“Shares” means the shares of Common Stock to be purchased and sold pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for the Shares purchased hereunder at the relevant Closing, as applicable and as specified on Exhibit A in United States dollars and in immediately available funds, in each case in accordance with Section 2.1.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the NYSE or, if the Common Stock is not then listed on the NYSE, any other national securities exchange on which the Common Stock is quoted for trading on the date in question.

“Transaction” shall mean the transaction contemplated by this Agreement.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Lock-Up Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, with a mailing address of 150 Royal St., Ste. 101, Canton, MA 02021, Attention: Ms. Jennifer Lippoldt, email address of jennifer.lippoldt@computershare.com, and any successor transfer agent of the Company.

“XAU₮” means the digital token branded as “XAU₮” and issued by or on behalf of the Purchaser or its Affiliates, which is designed to represent an interest in physical gold, with each XAU₮ token intended to correspond to a specified quantity of investment-grade physical gold held in custody by or for the account of the Purchaser or its Affiliates or its designated custodian, and which is transferable on the applicable blockchain or distributed ledger in accordance with its governing terms and applicable law.

Article II

PURCHASE AND SALE
Section 2.1
Closing.
(a)
The transactions contemplated by this Agreement shall be consummated in two (2) Closings, in each case remotely via the exchange of documents and signatures.
(b)
The first Closing (the “Initial Closing”) is occurring simultaneously with the execution of this Agreement and includes the purchase and sale of that number of Shares in exchange for that amount of cash as indicated on Exhibit A attached to this Agreement.
(c)
The second Closing (the “Second Closing”) shall include the purchase and sale of that number of Shares in exchange for that amount of cash as indicated on Exhibit A attached to this Agreement, and shall be completed as soon as reasonably practicable upon satisfaction of the HSR Condition and otherwise upon the terms and subject to satisfaction of the other conditions set forth herein, and in any event prior to July 31, 2026 (the“Second Closing Deadline”). The Second Closing Deadline shall be automatically extended on a day-for-day basis for each calendar day during which any shutdown, closure, or suspension of operations of any applicable governmental authority is in effect that affects the processing or issuance of the HSR Condition.
(d)
At the Initial Closing, the Purchaser is delivering to the Company via wire transfer immediately available funds in cash, an aggregate amount equal to the Subscription Amount payable at the Initial Closing, and pursuant to the wire instructions set forth on Exhibit A. At the Second Closing, the Purchaser shall deliver to the Company via wire transfer immediately available funds in cash, an aggregate amount equal to the Subscription Amount payable at the Second Closing, pursuant to the wire instructions as set forth on Exhibit A, except that the Company may provide different wire instructions to the Purchaser no later than two (2) Trading Days prior to the date of the Second Closing.
(e)
At the Initial Closing, the Company is delivering to the Purchaser that number of Shares deliverable at the Initial Closing, as set forth on Exhibit A. At the Second Closing, the Company shall deliver to the Purchaser that number of Shares deliverable at the Second Closing, as set forth on Exhibit A.
Section 2.2
Deliveries.
(a)
On the date hereof, the Company has delivered to the Purchaser the following:

(i)
this Agreement duly executed by the Company;
(ii)
that number of Shares deliverable at the Initial Closing as indicated on Exhibit A; and
(iii)
the Investor Rights Agreement, duly executed by the Company.
(b)
On the date hereof, the Purchaser has delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Subscription Amount payable at the Initial Closing by wire transfer of immediately available funds;

(iii) the Investor Rights Agreement, duly executed by the Purchaser; and

(iv) a Lock-Up Agreement, in the form attached hereto as Exhibit C, duly executed by the Purchaser.

(c)
On the date of the Second Closing, (i) the Purchaser shall deliver to the Company the Subscription Amount payable at the Second Closing by wire transfer of immediately available funds, and (ii) the Company shall deliver to the Purchaser the Shares deliverable at the Second Closing as indicated on Exhibit A and a duly executed certificate of the Company’s Chief Executive Officer or Chief Financial Officer specified in Section 2.3(b)(iv).
Section 2.3
Conditions of the Second Closing.
(a)
The obligations of the Company hereunder in connection with the Second Closing are subject to the satisfaction or waiver in writing of the following conditions:
(i)
the accuracy in all material respects on the date of the Second Closing of the representations and warranties of the Purchaser contained in Section 3.2(d), Section 3.2(e) and Section 3.2(f);
(ii)
all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the date of the Second Closing shall have been performed; and
(iii)
a duly executed certificate of the Purchaser’s Chief Executive Officer, Chief Financial Officer or President, dated as of the date of the Second Closing, certifying as to the fulfillment of the conditions specified in Section 2.3(a)(i) and Section 2.3(a)(ii).
(b)
The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the satisfaction or waiver in writing of the following conditions:
(i)
the accuracy in all material respects on the date of the Second Closing of the representations and warranties of the Company contained in Section 3.1(g), Section 3.1(u), and Section 3.1(z);
(ii)
no Material Adverse Effect shall have occurred after the Initial Closing;

(iii)
all obligations, covenants and agreements of the Company required to be performed at or prior to the date of the Second Closing shall have been performed or complied with in all material respects; and
(iv)
a duly executed certificate of the Company’s Chief Executive Officer or Chief Financial Officer, dated as of the date of the Second Closing, certifying as to the fulfillment of the conditions specified in Section 2.3(a)(i)(i), Section 2.3(b)(ii) and Section 2.3(a)(i)(iii)
(c)
In addition to the obligations of the Company and the Purchaser specified in Section 2.3, the obligations of the Company and the Purchaser hereunder in connection with the Second Closing are subject to the condition that all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), relating to the transactions contemplated by this Agreement shall have expired or been terminated, and no governmental authority shall have instituted or threatened any action challenging or seeking to enjoin the consummation of the Second Closing (the “HSR Condition”).
Article III

REPRESENTATIONS AND WARRANTIES
Section 3.1
Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof to the Purchaser as follows:
(a)
Organization and Qualification. (i) The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of or default under any of the provisions of its certificate of incorporation or bylaws. Except as would not reasonably be expected to have a Material Adverse Effect: the Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary; and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect: each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted; no Subsidiary is in violation of or default under any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents; each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary; and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Enforceability Exceptions”).
(c)
No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments (whether automatic or upon making of an election or otherwise), acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.
(d)
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or regulatory authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: the filings contemplated pursuant to Section 4.8 and Section 4.13.
(e)
Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(f)
Capitalization. (i) The authorized shares of capital stock of the Company as of the date hereof is as set forth in its SEC Reports.

(ii) The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock incentive plans, and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.

(iii) No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The Shares will not be subject to any preemptive rights of any holders of any security of the Company or similar contractual right granted by the Company.

(iv) Except as a result of the purchase and sale of the Shares, as set forth in the SEC Reports or as issued pursuant to existing Company equity plans since the date of the most recent SEC Report, there are no outstanding options, warrants, stock appreciation rights, “phantom stock” plans relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary.

(v) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(vi) There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party.

(g)
SEC Reports; Financial Statements. (i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, as well as the Form 8-K relating to this transaction and information filed therewith, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports as of the date hereof.

(iii) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

(v) Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(vi) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)
Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except for the payment of quarterly cash dividends, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information.
(i)
Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)
Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to occupational health and safety, product quality and safety and employment and labor matters.
(k)
Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”), except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses except where the failure to receive any such permits, licenses or approvals would not, individually or in the aggregate; reasonably be expected to have a Material Adverse Effect; and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)
Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations, approvals, consents, registrations, licenses, qualifications, certifications, and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess any such Material Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The Company is and has been in compliance with any term of any such Material Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(m)
Title to Assets. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and good and marketable title in all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens in favor of the lenders under the Company’s credit facility disclosed in the SEC Reports, (ii) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Neither the Company nor any of its Subsidiaries has received any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases or licenses or with respect to the properties mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession or use of the leased or subleased or licensed premises or the properties mentioned above, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(n)
Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company nor any Subsidiary has received a notice (written or otherwise) that (i) any of, the Intellectual Property Rights has expired, terminated or been abandoned, or (ii) is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect To the knowledge of the Company, all material Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the material Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.
(o)
Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(p)
Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers, directors or beneficial holders of 5% or more of any class of capital stock of the Company, or any officers or directors of any Subsidiary (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock incentive plan of the Company.
(q)
Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with Sections 401, 402, and 404 of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and in particular provide reasonable assurance that: (i) the maintenance of records accurately and fairly reflect the transactions and disposition of the assets of the Company; (ii) the transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements are adequately detected. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”), and the disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its material Subsidiaries.
(r)
Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, other than Canaccord. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.
(s)
Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.
(t)
Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(u)
Registration Rights. Other than the Purchaser with respect to the Shares, no Person has any right to cause the Company or any Subsidiary to effect a registration under the Securities Act of any securities of the Company or any Subsidiary.
(v)
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Other than as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(w)
Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.
(x)
No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. Assuming the accuracy of the Purchaser’s representations and warranties under this Agreement, the Company has offered the Shares for sale only to the Purchaser.

(y)
Disclosure. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(z)
No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the Shares of the Company are listed or designated.
(aa)
Solvency. After giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. As of the date hereof, the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash reasonably expected to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof.
(bb)
Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: the Company and its Subsidiaries each (i) has duly and timely filed (taking into account all applicable extensions) all United States federal, state and local income, all foreign income and franchise, and all other material tax returns, reports and declarations required to be filed, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company on its books and records and (iii) has set aside on its books and records provisions reasonably adequate for the payment of all material accrued but unpaid taxes; and there are no claims, assessments, demands, actions, suits, proceedings, or audits asserted or now in progress, or to the Company’s knowledge, threatened, against the Company or any Subsidiary with respect to taxes, and the officers of the Company or of any Subsidiary know of no basis for any such claim.
(cc)
Foreign Corrupt Practices. Neither the Company, nor any Subsidiary nor any of the Company’s directors or officers, nor, to the knowledge of the Company or any Subsidiary, any agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA. Each of the Company and its Subsidiaries have implemented and maintain policies and procedures that the Company reasonably believes are adequate to ensure compliance in all material respects with the FCPA.
(dd)
Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
(ee)
U.S. Real Property Holding Corporation. The Company is not, and has not been during the applicable period, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company shall so certify upon Purchaser’s request.
(ff)
Bank Holding Company Act. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(gg)
Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.
(hh)
Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(ii)
Stock Option Plan. Except as disclosed in the SEC Reports, any stock option granted by the Company under a stock incentive plan was granted with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
(jj)
No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.
(kk)
Notice of Disqualification Events; S-3 Eligibility. The Company will notify the Purchaser in writing, prior to the date of the Second Closing, of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it has knowledge. The Company is currently eligible to use Form S-3 to register for resale the Registrable Securities (as defined in the Investor Rights Agreement) pursuant to the terms and conditions set forth in the Investor Rights Agreement.
(ll)
No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.
(mm)
Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) (a) to the Company’s knowledge, there has been no material Security Breach or other material compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it) equipment or technology (collectively, “IT Systems and Data”) and (b) the Company and the Subsidiaries have not been notified in writing of, and has no knowledge of any event or condition that would reasonably be expected to result in, any Security Breach or compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its Personal Data and the integrity, continuous operation, redundancy and security of all IT Systems and Data and Personal Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.
(nn)
Statistical and Market-Related Data. All statistical, demographic and market-related data included in the SEC Reports are based on or derived from sources that the Company believes to be reliable and accurate. To the extent required, the Company has obtained the written consent for the use of such data from such sources.
(oo)
ERISA Compliance. Except as otherwise disclosed in the SEC Reports and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code and the regulations and published interpretations thereunder of which the Company or such Subsidiary is a member.
(pp)
Compliance with Data Privacy Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) The Company and the Subsidiaries are, and at all times during the last three (3) years were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations known to the Company, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the

Company provides accurate notice of its applicable privacy practices to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) these applicable privacy notices to consumers provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of such disclosures made or contained in any of the applicable privacy notices to consumers have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.
(qq)
Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the SEC Reports filed within one year prior to the date hereof (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) as required, is accompanied by cautionary statements identifying factors that could cause actual results to differ materially from those in such forward-looking statement.
Section 3.2
Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)
Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which the Purchaser is a party and performance by the Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.
(b)
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser to which it is a party, the purchase of the Shares in accordance with their terms and the consummation by the Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.
(c)
Brokers and Finders. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
(d)
Purchase for Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to a registration statement, an exemption from registration under applicable federal and state securities laws or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Shares hereunder in the ordinary course of its business and is not a party to any binding commitments and has no current plan or intention to sell the stock of the Company purchased pursuant to this Agreement, other than binding commitments it may have to transfer and/or pledge such stock upon Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker, provided in each case that such transfer and/or pledge does not immediately result in the Purchaser losing beneficial ownership (as such term is defined in Securities Act Rule 13d-3) over such securities.
(e)
Investment Representations and Warranties. The Purchaser hereby represents and warrants that, at the time the Purchaser was offered the Shares, it was, and as of the date hereof, it is, either (i) if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and either (x) a “qualified purchaser” as that term is defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended or (y) an employee or affiliate of the Company. The Purchaser has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.
(f)
General Solicitation. The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Shares by the Company (or authorized representative thereof) and the Purchaser had a prior pre-existing relationship with the Company under the U.S. securities laws and interpretations, and (ii) to the knowledge of the Purchaser, no Shares were offered or sold to it by means of any form of general solicitation, and the Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.
(g)
Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor, to the Purchaser’s knowledge, has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly, executed any purchases or sales, including Short Sales, of the Shares of the Company during the period commencing as of the time that the Purchaser first communicated with the Company or any other Person representing the Company regarding the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, employees, partners, legal and other advisors, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
(h)
Non-Reliance. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person (including, without limitation, the Company or any of its Affiliates or representatives), other than statements made by the Company in the SEC Reports and the representations, warranties, covenants and agreements of the Company contained in the Transaction Documents, in making its investment or decision to invest in the Company.
(i)
Securities Not Registered; Legends. The Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.

(j)
Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that, to the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser prior to the date of the Second Closing, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.
Article IV

OTHER AGREEMENTS OF THE PARTIES
Section 4.1
Transfer Restrictions.
(a)
Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Shares may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state and federal securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or to an Affiliate of the Purchaser, or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer of such transferred Shares does not require registration under the Securities Act.

(b)
The Purchaser agrees to the placement, so long as is required by this Section 4.1, of a legend or book entry notation on or with respect to any of the Shares in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(c)
In connection with any sale, assignment, transfer or other disposition of the Shares by the Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the transferee acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by written notice to the Company, the Company shall, as soon as reasonably practicable following such written notice, provide to the Purchaser and the Transfer Agent, as applicable, all customary and reasonably requested documentation, representations and legal opinions (or cause its counsel to provide such legal opinions) in connection with, and shall, request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.
(d)
The Purchaser agrees with the Company that the Purchaser will only sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements (or any exemption therefrom), or an exemption from the registration requirements under federal and state securities laws, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates or book entry statements representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.
Section 4.2
Furnishing of Information; Public Information. Until the Purchaser does not own any Shares, the Company covenants to use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.
Section 4.3
Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
Section 4.4
Securities Laws Disclosure; Publicity. (i) The Company shall, by the Disclosure Time, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated, including the Transaction Documents as exhibits thereto.
(i)
Neither the Company nor the Purchaser shall issue any press release with respect to the transactions contemplated hereby nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.
Section 4.5
Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents.
Section 4.6
Use of Proceeds. The Company shall use $20,000,000 of the net proceeds from the sale of the Shares for the purchase of XAU₮.
Section 4.7
Indemnification. (i) For the purposes of this Section 4.7,

“Indemnified Party” means each of the Purchaser Parties entitled to indemnification pursuant to this Section 4.7.

“Indemnifying Party” means the Company, as required to provide indemnification under this Section 4.7.

“Purchaser Party” means each the Purchaser and its directors, officers, stockholders, members, partners, employees and agents, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees of such controlling persons.

(ii) The Company will indemnify and hold harmless the Purchaser Parties, to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees, expenses and costs of investigation as incurred arising from, or that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach or alleged breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Purchaser Parties; provided, however, that no indemnification in this Section 4.7 shall cover any loss, claim, damage or liability to the extent it is finally judicially determined to be solely attributable to any Purchaser Party’s material breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in any Transaction Document, any Purchaser Party’s violation of state or federal securities law, or any conduct by a Purchaser Party that is finally judicially determined to constitute fraud, gross negligence or willful misconduct.

(iii) If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and, except with respect to direct claims brought by the Indemnifying Party, the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the Indemnified Party, a material conflict between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for the Indemnified Party.

(iv) The Indemnifying Party may not settle, compromise or consent to the entry of any judgment in any pending or threatened action in which indemnification may be sought by any Indemnified Party hereunder (whether or not any Indemnified Party is an actual or potential party thereto) without the prior written consent of each such Indemnified Party, unless such settlement, compromise or consent provides for an unconditional and irrevocable release of such Indemnified Party from any and all liability arising out of such claim.

(v) The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred and such documentation is shared with the Indemnifying Party; provided that, if any Indemnified Party is judicially determined not to be entitled to indemnification or payment under this Section 4.7, such Indemnified Party shall promptly reimburse the Indemnifying Party for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 4.8
Listing of Shares. The Company shall in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering the Shares and take all steps necessary to cause such Shares to be approved for listing or quotation on such Trading Market as soon as possible thereafter. The Company agrees use commercially reasonable efforts to continue the listing and trading of its Common Stock on a Trading Market and will use commercially reasonable efforts to comply with the Company’s reporting, filing, and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
Section 4.9
Lock-Up. The Purchaser hereby covenants and agrees that, as a condition to Closing, it shall execute and deliver a lock-up agreement in the form attached hereto as Exhibit C (the “Lock-Up Agreement”).
Section 4.10
Form D; Blue Sky Filings. If required, the Company shall timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser. The Purchaser acknowledges and agrees to promptly provide to the Company or its representatives any such information as may be reasonably requested so as to allow the Company to comply with the provisions of this Section 4.10.
Section 4.11
Subsequent Equity Sales. From the date hereof until thirty (30) days after the Effective Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, except for (A) the filing of the registration statement or any registration statement, amendment or supplement thereto as required to be filed pursuant to the Investor Rights Agreement or (B) the filing of a registration statement on Form S-8 in connection with any employee benefit plan.
Section 4.12
Acknowledgment of Dilution. (i) The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding Common Stock, which dilution may be substantial under certain market conditions.

(ii) The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(iii) The Purchaser acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to pay the Subscription Amount pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Purchaser may have against the Company.

Section 4.13
HSR Condition. Each of the Company and the Purchaser shall use its reasonable best efforts to take all actions necessary or advisable to obtain such expiration or termination of the HSR Act waiting period as promptly as practicable, including: (i) timely filing all required notifications and submissions; (ii) responding promptly and fully to any requests for additional information or documentary material; and (iii) cooperating fully with the Purchaser or the Company, as the case may be, in connection with antitrust strategy and communications with governmental authorities. Notwithstanding the foregoing, neither the Purchaser nor the Company shall be required to agree to any divestiture, limitation on conduct, or other condition or remedy that would be adverse to the Purchaser or its Affiliates, or the Company or its Affiliates, as the case may be.
Section 4.14
Additional Agreements. Each of the Purchaser and the Company hereby covenants and agrees that it shall use its reasonable commercial efforts in good faith to negotiate, agree, execute and deliver, as soon as reasonably practicable definitive agreements relating to gold lending, gold storage and such other related commercial arrangements as are described under Exhibit B to this Agreement (collectively, the “Additional Agreements”), provided that any such Additional Agreements shall be mutually acceptable to the Purchaser and the Company, respectively, in their reasonable commercial discretion.
Article V

MISCELLANEOUS
Section 5.1
Termination of the Second Closing. The obligations of the Purchaser and the Company to consummate the Second Closing may be terminated by the Purchaser or the Company if the Second Closing has not been consummated by the Second Closing Deadline, provided the Second Closing Deadline shall be automatically extended on a day-for-day basis for each calendar day during which any shutdown, closure, or suspension of operations of any applicable governmental authority is in effect that affects the processing or issuance of the HSR Condition.
Section 5.2
Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
Section 5.3
Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
Section 5.4
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided in writing (email shall suffice):

if to the Company, to

Gold.com, Inc.

1550 Scenic Avenue

Costa Mesa, CA 92626

Attention: Carol Meltzer

Email: cmeltzer@golc.com)

with a copy to

Herbert Smith Freehills Kramer (US) LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Abbe Dienstag

Email: adienstag@kramerlevin.com

if to the Purchaser, to

TPM, S.A. de C.V.

Address: Final Av. La Revolucion, Colonia San Benito, Edif. Centro, Corporativo Presidente Plaza, Nivel 12, Oficina 2, Distrito de San Salvador, Municipio de San Salvador Centro, Republica de El Salvador

Attention: Investments Legal
Email: investments.legal@tether.to

with a copy to

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

London, EC2N 4BQ

United Kingdom

Attention: Lorenzo Corte

Email: Lorenzo.Corte@skadden.com

Such notice shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

Section 5.5
Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and holder of Shares and the Company.
Section 5.6
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
Section 5.7
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Purchaser nor the Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company or the Purchaser, as the case may be.
Section 5.8
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.
Section 5.9
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would result in the application of the substantive laws of any other jurisdiction.
Section 5.10
Dispute Resolution. This Agreement and any dispute, controversy or claim (whether in contract, tort, equity or otherwise) arising out of or in connection with, or concerning the carrying into effect of, this Agreement, including any question regarding the existence, breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules (the “LCIA Rules”), which LCIA Rules are deemed to be incorporated by reference into this Section 5.10. The Emergency Arbitrator provisions (as defined in the LCIA Rules) shall apply, and each party expressly retains the right to seek interim or injunctive relief. The number of arbitrators shall be three (the “Tribunal”). The parties agree that the claimant, on one hand, and the respondent, on the other hand, shall nominate one arbitrator for appointment by the London Court of International Arbitration (the “LCIA Court”) in accordance with the LCIA Rules. The third arbitrator, who shall act as the chairperson of the Tribunal, shall be nominated by agreement of the two party-nominated arbitrators, within thirty (30) calendar days of the confirmation of the appointment of the second arbitrator, or in default of such agreement, appointed by the LCIA Court. Where there is more than one claimant and/or more than one respondent, unless otherwise agreed, the parties hereby agree that they represent two separate sides for the purposes of the formation of the arbitral tribunal as claimant and respondent respectively. The seat, or legal place, of arbitration shall be London and the language to be used in the arbitral proceedings shall be English. Any arbitral award made pursuant to this Section 5.10 shall be final and binding on the Parties thereto. The Parties agree that leave to appeal under Section 69 or an application for the determination of a preliminary point of law under Section 45 of the English Arbitration Act 1996 may not be sought with respect to any question of law arising out of or in connection with this arbitration or any award made pursuant to this arbitration.
Section 5.11
Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.
Section 5.12
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a legal, valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

Section 5.13
Consent to Electronic Notice. The Purchaser consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time, at the e-mail address set forth below the Purchaser name on the signature page, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.
Section 5.14
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, provided that, notwithstanding such declaration of invalidity, illegality, voidness or unenforceability, the commercial benefits of this Agreement contemplated to be enjoyed by the parties, respectively, are substantially preserved.
Section 5.15
No Share Certificates. Unless otherwise agreed by the Company and the Purchaser, the Shares shall be issued in direct registration on the books and records of the Transfer Agent, and no certificates representing the Shares shall be issued.
Section 5.16
Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.
Section 5.17
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
Section 5.18
Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
Section 5.19
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY

APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Gold.com, Inc.

By: /s/ Gregory N. Roberts

Name: Gregory N. Roberts

Title: CEO

TPM, S.A. de C.V.

By: /s/ Giancarlo Devasini

Name: Giancarlo Devasini

Title: Sole Administrator

[Signature Page to Share Purchase Agreement]

Exhibit A

Purchaser Information

Name of Purchaser	Number of Shares	Purchase Price of Shares in US Dollars
INITIAL CLOSING
TPM, S.A. de C.V.	2,840,449	$126,400,000
SECOND CLOSING
TPM, S.A. de C.V.	530,337	$23,600,000
TOTAL	3,370,787	$150,000,000

Wire Transfer Instructions:

HSBC Bank USA
452 5th Ave, New York NY 10018
Account Title: A-Mark Precious Metals, Inc.
ABA 021001088
Account number: 000183253
SWIFT/BIC MRMDUS33

Exhibit B

Additional Agreements

Commercial Agreements
•
Concurrently with the [Second Closing], Tether will enter into certain other commercial agreements with Gold, conditional upon completion of the [Second Closing], as mutually agreed by the parties, including but not limited to:
o
Gold Lending/Leasing;
o
Gold Storage;
o
Such other mutually agreed upon agreements that would support Tether USD and Tether Gold (the “Tether Agreements”); and
o
Such other mutually agreed upon agreements that would support the business of Gold.

Gold Lending	• Tether will provide Gold a gold loan / leasing arrangement consistent with the terms under Appendix A.
Gold Storage	• Tether will use best efforts to enter into a commercial storage agreement with A-M Global Logistics, LLC, wholly owned subsidiary Gold, to provide gold storage services for Tether.
Tether Agreements
•
Gold and Tether will enter into certain commercial agreements concurrent with the [Second Closing] (subject to due diligence and regulatory compliance), for a term no less than five years, that will include certain obligations on Gold and Tether, including but not limited to:
o
Gold will reasonably accommodate accepting Tether stable coin as payment, as mutually agreed to from time to time, including allowing for certain promotional activities;
o
Gold will reasonably promote Tether stable coins on its website, as mutually agreed; and
o
Such other mutually agreed upon activities that help support Tether stable coins.

Appendix A

Gold Metal Lease Term Sheet

Summary of Terms and Conditions
Lessor	The Purchaser, or such party as agreed to by the Purchaser.
Lessee	Gold.com. Inc. and/or one or more of its subsidiaries.
Metal	Gold / 99.5% fine.
Form	LBMA Good Delivery Gold Bars.
Lease Facility Amount	$100,000,000
Structure	True lease of fungible gold. Title to leased gold at all times remains with Lessor.
Lease Term

The lease will be governed by a master lease agreement that can be drawn at any one time. No particular draw down can exceed a 18-month term, but can be extended upon maturity so long as there is no event of default as per the lease.

Lease Rate	1.75% per annum, payable monthly in arrears.
Delivery and Settlement	Loco LBM London
Lessee Redemption Right	Upon 60 days prior notice at the option of Tether.
Maturity	Lessee shall return an equivalent quantity and purity of gold at maturity, as it may be extended.
Events of Default	Failure of Lessee to return gold, non-payment, insolvency, breach, change of control and such other customary events of default.
Condition	Execution and delivery of definitive Metals Lease Agreement.
Governing Law; Jurisdiction	State of New York. Exclusive jurisdiction of the United States federal and New York State courts located in the City of New York, Borough of Manhattan.

Exhibit C

Form of Lock-Up Agreement

February 4, 2026

Gold.com, Inc.

1550 Scenic Avenue

Costa Mesa, CA 92626

Attention: Carol Meltzer

Email: cmeltzer@gold.com

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 4, 2026 by and among Gold.com, Inc., a Delaware corporation (the “Company”) and the investor party thereto (the “Purchaser”), with respect to the issuance of shares of the Company’s common stock, $0.01 par value (the “Shares”) in a private placement transaction (the “Private Placement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In recognition of the benefit that such Private Placement will confer upon you, the undersigned agrees that, during the period beginning on and including the date of this Lock-Up Agreement through and ending on the date that is ninety (90) days after the date of the Initial Closing (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Company, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (“Shares”), or any securities convertible into or exercisable or exchangeable for Shares or, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedge, short sale (as defined in Rule 200 of Regulation SHO under the Exchange Act or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with:

(a)
transactions relating to shares of Common Stock or other securities purchased in open market transactions after the completion of the Private Placement; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such transactions (other than as otherwise permitted pursuant to the other provisions of this Lock-Up Agreement);
(b)
transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer was made in connection with a bona fide gift and the shares of Common Stock or securities convertible into Common Stock, as applicable, received pursuant to the bona fide gift are subject to a lock-up agreement with the Company, and (ii) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement;
(c)
distributions of shares of Common Stock or any security convertible into Common Stock to partners, limited partners, members, managers, affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, and including the subsidiaries of the undersigned), stockholders or holders of similar equity interests of the undersigned or to any investment fund or other entity that directly or indirectly controls or manages, is under common control with, or is controlled or managed by, the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds controlled or managed by such partnership) (including upon the liquidation or dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or in the case of a trust, to a grantor or beneficiary of the trust, and such transfer does not involve a disposition for value; provided that (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, unless such filing indicates in the footnotes thereto that such transfer is a distribution to limited partners, members, stockholders or holders of similar equity interests, that no shares of Common Stock or securities convertible into Common Stock, as applicable, were sold to the public by the reporting person and the shares of Common Stock or securities convertible into Common Stock, as applicable, distributed are subject to a lock-up agreement with the Company;
(d)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Trading Plan”) for the transfer of shares of Common Stock, provided that (x) such Rule 10b5-1 Trading Plan does not provide for the transfer of Common Stock during the Lock-Up Period, (y) no public announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period regarding the establishment of such plan, and (z) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of a Rule 10b5-1 Trading Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such Rule 10b5-1 Trading Plan during the Lock-Up Period;

(e)
(i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock and approved by the Board of Directors involving a change of control and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or such other securities in connection with a transaction described in (i) above, provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock or any security convertible into or exercisable or exchangeable for Common Stock shall remain subject to the terms of this letter agreement; or
(f)
transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer pursuant to (k), (i) unless prohibited by an order of a court or regulatory agency, the undersigned must request that each transferee sign and deliver a lock-up letter substantially in the form of this letter and (ii) any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock required to be made during the Lock-Up Period shall state that such transfer is pursuant to an order of a court or regulatory agency.

The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument. The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. Execution and delivery of this lock-up agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This letter agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Lock-Up Agreement and any dispute, controversy or claim (whether in contract, tort, equity or otherwise) arising out of or in connection with, or concerning the carrying into effect of, this Lock-Up Agreement, including any question regarding the existence, breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules (the “LCIA Rules”), which LCIA Rules are deemed to be incorporated by reference into this Lock-Up Agreement. The Emergency Arbitrator provisions (as defined in the LCIA Rules) shall apply, and each party expressly retains the right to seek interim or injunctive relief. The number of arbitrators shall be three (the “Tribunal”). The parties agree that the claimant, on one hand, and the respondent, on the other hand, shall nominate one arbitrator for appointment by the London Court of International Arbitration (the “LCIA Court”) in accordance with the LCIA Rules. The third arbitrator, who shall act as the chairperson of the Tribunal, shall be nominated by agreement of the two party-nominated arbitrators, within thirty (30) calendar days of the confirmation of the appointment of the second arbitrator, or in default of such agreement, appointed by the LCIA Court. Where there is more than one claimant and/or more than one respondent, unless otherwise agreed, the parties hereby agree that they represent two separate sides for the purposes of the formation of the arbitral tribunal as claimant and respondent respectively. The seat, or legal place, of arbitration shall be London and the language to be used in the arbitral proceedings shall be English. Any arbitral award made pursuant to this Lock-Up Agreement shall be final and binding on the Parties thereto. The Parties agree that leave to appeal under Section 69 or an application for the determination of a preliminary point of law under Section 45 of the English Arbitration Act 1996 may not be sought with respect to any question of law arising out of or in connection with this arbitration or any award made pursuant to this arbitration.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Name:	Giancarlo Devasini
(Print Name of Authorized Signatory)

Title:	Sole Administrator
(Print Title of Authorized Signatory)

Agreed to and Acknowledged:

By:	/s/ Carol Meltzer
Name: Carol Meltzer
Title: General Counsel and Executive Vice President